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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64576 of Sterling Bancshares, Inc. on Form S-4 of our report dated March 23, 2001 on the consolidated financial statements of Sterling Bancshares, Inc. for the year ended December 31, 2000, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the proxy statement-prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas
July 19, 2001